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                                   EXHIBIT 21
                                   ----------

                    CAPITAL PROPERTIES, INC. AND SUBSIDIARIES

                           SUBSIDIARIES OF THE ISSUER

                              (AS OF MARCH 1, 2000)

       Subsidiary                          State of Incorporation
       ----------                          ----------------------

       Tri-State Displays, Inc.            Rhode Island

       Capital Terminal Company            Rhode Island





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